UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2011

Catasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 17, 2011, Catasys, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Socius Capital Group, LLC, an affiliate of Terren S. Peizer, Chairman and Chief Executive Officer of the Company, for $650,000 and issued a secured convertible note (the “Note”) and a warrant to purchase an aggregate of 100,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.008 per share (the “Warrant”).  The exercise price and number of shares of Common Stock of the Warrant are subject to adjustment for financings and share issuances below the initial exercise price.

The Agreement contains customary affirmative covenants for facilities of this type, including covenants pertaining to financial information, notices of default, maintenance of business and insurance, collateral matters, and compliance with laws, as well as customary negative covenants for facilities of this type, including restrictions on the disposition of assets.

The Note matures on November 17, 2011 and bears interest at an annual rate of 12% payable in cash at maturity, prepayment or conversion.  The Note and any accrued interest are convertible at the holders’ option into Common Stock or the next financing the Company enters into in an amount of at least $2,000,000 (a “Qualified Financing”).  The conversion price for the Note is equal to the lower of (i) $.0065 per share of Common Stock, (ii) the lowest price per share of Common Stock into which any security is convertible in any Qualified Financing, and (iii) the volume weighted average price per share for the 10 days following the effective date of the reverse split. The Note is secured by all assets of the Company.

The foregoing descriptions of the Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by the exhibits, which are attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 17, 2011, the Company issued a Note secured by all of the Company’s assets as described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2011, the Company incurred a direct obligation to repay $650,000 as described in Item 1.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On August 17, 2011, the Company issued the Note and the Warrant as described in Item 1.01 of this Current Report on Form 8-K. The issuance was exempt from registration pursuant to the exemption afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits.

No.	Description
4.1	Secured Convertible Promissory Note, dated August 17, 2011
4.2	Warrant, dated August 17, 2011
10.1	Securities Purchase Agreement, dated August 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.

Date: August 19, 2011	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer

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